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                                                                       EXHIBIT 5


           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                                     [       , 2001]

United States Steel LLC
600 Grant Street
Pittsburgh, PA 15219-4776





          Re:  United States Steel LLC
               Registration Statement on Form S-4
               (File No. 333 -       )
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Ladies and Gentlemen:

          We have acted as special counsel to USX Corporation ("USX"), a Delaware corporation, in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of July 31, 2001 (the "Plan of Reorganization"), by and between USX and United States Steel LLC (the "Company"), a Delaware limited liability company and a wholly owned subsidiary of USX. Pursuant to the Plan of Reorganization, the Company will be converted (the "Conversion") into a Delaware corporation named United States Steel Corporation ("United States Steel"), and USX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of USX, will be merged with and into USX (the "Separation Merger"). In the Separation Merger, each share of USX-U. S. Steel Group Common Stock, par value $1.00 per share (the "U. S. Steel Group Shares"), issued and outstanding or held in the treasury of USX or by any subsidiary of USX immediately prior to the effective time of the Separation Merger shall be converted into one share of common stock, par value $1.00 per share, of United States Steel (the "Common Stock"). The shares of Common Stock to be issued in the Separation Merger are hereinafter collectively referred to as the "Shares".

          This opinion is being furnished by us in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the
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"Commission") under the Act on [    ], 2001, relating to the registration under
the Act of the issuance of the Shares in the Separation Merger; (ii) the Plan of Reorganization; (iii) the Certificate of Formation and the Amended and Restated Limited Liability Company Operating Agreement of the Company, each as currently in effect, (iv) the form of Certificate of Incorporation (the "Steel Charter") and By-Laws of United States Steel filed as exhibits to the Registration Statement; (v) the form of certificate of conversion to be filed with the Secretary of State of the State of Delaware with respect to the Conversion (the "Certificate of Conversion"); (vi) the form of certificate of merger to be filed with the Secretary of State of the State of Delaware with respect to the Separation Merger (the "Certificate of Merger"); and (vii) certain resolutions adopted by the Board of Directors of the Company relating to the Conversion, the issuance of the Shares in the Separation Merger and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder. In rendering the opinions set forth below, we have assumed the due filing with the Secretary of State of the State of Delaware of (i) the Certificate of Conversion; (ii) the Certificate of Merger; and (iii) the Steel Charter, in each case, in the form examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of this firm are admitted to the bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares in the Separation Merger has been duly authorized and, when: (i) the Registration Statement becomes effective under the Act; (ii) the Conversion of the Company becomes effective pursuant to the Plan of Reorganization; (iii) the Separation Merger becomes effective pursuant to the Plan of Reorganization; and (iv) certificates representing the Shares are delivered in exchange for U. S. Steel Group Shares in accordance with the Plan of Reorganization, such Shares will be validly issued, fully paid and nonassessable.

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          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

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